PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement"), dated as of May 11, 2012 (the "Effective Date"), is between Granite Group Energy, LLC, a Delaware limited liability company ("Seller"), and Cress Oil, Inc., a Texas corporation ("Buyer"). Seller and Buyer are sometimes referred to herein as a "Party" or the "Parties."

RECITALS

A. Seller owns certain rights and interests in, to and under the leasehold estates created by the oil and gas leases described in Exhibit A.

B. Seller desires to sell and convey to Buyer, and Buyer desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Leases, subject to certain reservations more particularly described herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1 Purchase and Sale. Subject to the terms, conditions and reservations contained in this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, assign and deliver to Buyer, all of Seller's right, title and interest in and to the Assets, for the consideration specified in Article 2.

1.2 Assets. "Assets" shall mean all of Seller's right, title and interest in and to the following:

(a) The oil and gas leases (as amended, supplemented or modified through the Effective Time) described in Exhibit A (collectively, the "Leases"); and

(b) To the extent transferable and in Seller's possession, all of Seller's land records, lease records, contract files, title records (including abstracts of title, title opinions and memoranda, title curative documents and broker run sheets) and other records relating to the items described in Section 1.2(a) but excluding (i) any seismic, geological, geophysical and interpretative data or information, (ii) any information covered by the attorney-client or attorney work-product privilege or confidentiality restrictions that prevent their disclosure to Buyer and (iii) any information, data and records relating to any sale of the Assets, including bids received from, and records of negotiations with, any person or entity other than Buyer (collectively, the "Records").

ARTICLE 2
PURCHASE PRICE

2.1 Purchase Price. The purchase price for the Assets shall be $15,000,000.00 (the "Purchase Price"), which represents a purchase price of $710.497 per Net Acre (the "Per Acre Price") for the 21,111.98 aggregate Net Acres covered by the Leases as set forth in Exhibit A. "Net Acre" shall mean (i) Seller's undivided interest in the leasehold estate created by the applicable Lease *multiplied by* (ii) the number of gross acres covered by the Lease *multiplied by* (ii) the lessor's percentage interest in the oil and gas mineral fee estate in the lands covered by the Lease. "Allocated Value" with respect to a Lease shall mean an amount equal to the Per Acre Price *multiplied by* the number of Net Acres set forth in Exhibit A for such Lease.

2.2 Adjustments to Purchase Price. At Closing, the Purchase Price shall be adjusted according to this Section 2.2 without duplication as follows:

(a) adjusted upward by any Lease rental, Lease renewal payment, and other maintenance costs attributable to the Leases paid by Seller that are attributable to the period after 7:00 a.m., Mountain Time, on May 1, 2012 (the "Effective Time") (rentals for the period in which the Effective Time occurs shall be pro-rated as of the Effective Time and it is agreed that the payments made under a paid up oil and gas lease shall be considered a bonus payment and not an advanced rental payment);

(b) adjusted downward for (i) Defect Values (less the Title Deductible) in accordance with Section 4.6, and (ii) the Allocated Value of each Lease excluded pursuant to Section 4.6, 4.7 or 4.8; and

(c) adjusted upward by an amount equal to the Per Acre Price *multiplied by* the number of Net Acres covered by the Leases in excess of the aggregate number of Net Acres set forth in Exhibit A if prior to Closing Seller can demonstrate to Buyer's reasonable satisfaction that the aggregate number of Net Acres covered by the Leases *exceeds* the aggregate number of Net Acres set forth in Exhibit A.

All such adjustments to the Purchase Price shall be set forth on a "Settlement Statement" which Seller shall prepare and provide to Buyer at least two business days before Closing. The Purchase Price as so adjusted, shall be paid at Closing and is referred to herein as the "Closing Amount."

ARTICLE 3
BUYER'S INSPECTION

3.1 Access to Records. Until Closing, Seller will make available to Buyer and its representatives at Seller's office during Seller's normal business hours, the Records in Seller's possession or control relating to the Assets for the purpose of permitting Buyer to perform its due diligence review.

3.2 No Representation or Warranty. Except as set forth in this Agreement, Seller makes no representation or warranty as to the accuracy or completeness of the Records. Buyer agrees that any conclusions drawn from such Records shall be the result of its own independent review and judgment.

ARTICLE 4
TITLE DEFECTS

4.1 Defensible Title. The term "Defensible Title" means, with respect to each Lease, such title of Seller in and to such Lease that, subject to and except for Permitted Encumbrances: (i) results in Seller owning that number of Net Acres with respect to such Lease equal to the number of Net Acres for such Lease set forth in Exhibit A, (ii) entitles Seller to not less than a 78% net revenue interest in such Lease ("NRI"); and (iii) is free and clear of liens, security interests, encumbrances, claims, lis pendens, and any other defects that would create a material impairment of use and enjoyment of, or loss of interest in, such Lease.

4.2 Permitted Encumbrances. The term "Permitted Encumbrances" shall mean:

(a) lessors' royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the NRI on a Lease below 78%;

(b) all rights to consent by, required notices to, filings with, or other actions by federal, state or local governmental bodies, in connection with the conveyance of the applicable Lease if the same are customarily sought after Closing;

(c) rights of reassignment contained in any agreement providing for reassignment upon the surrender or expiration of any Lease;

(d) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of any of the Leases or any restriction on access thereto that do not materially interfere with the operation of the affected Lease;

(e) the terms and conditions of the Leases;

(f) liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor's surface and mineral interests in the land covered thereby, which would customarily be accepted by the original lessee in acquiring oil and gas leases or purchasing undeveloped oil and gas leases and for which the lessee would customarily seek a subordination of such lien to the oil and gas leasehold estate prior to conducting drilling activities on the lease;

(g) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets customarily accepted by the original lessee in acquiring or purchasing undeveloped oil and gas fee leases in the area where the Leases

are located and which the lessee would customarily waive or seek to cure after acquiring the lease, but prior to conducting drilling activities on the Leases;

(h) liens for taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(i) rights reserved to or vested in any federal, state, local, or tribal governmental body, authority or agency to control or regulate any of the Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the Assets;

(j) defects consisting of the mere failure to recite marital status in a document or omissions of heirship, succession or probate proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in another party's actual and superior claim of title to the relevant Asset;

(k) defects arising out of lack of corporate authorization unless Buyer provides affirmative evidence that such corporate action was not authorized and results in another party's actual and superior claim of title to the Asset;

(l) defects that have been cured by possession under applicable statutes of limitation for adverse possession or for prescription;

(m) defects based solely on lack of information in Seller's files;

(n) defects arising out of lack of survey or lack of metes and bounds descriptions, unless a survey is required by applicable laws or regulations;

(o) all Title Defects that Buyer has waived or is deemed to have waived pursuant to the terms of this Agreement, including Section 4.5

(p) defects based on the failure to record Leases issued by any governmental authority, or any assignments of record title or operating rights in such Leases, in the real property, conveyance or other records of the county in which such Lease is located;

(q) defects based on a gap in Seller's chain of title in the county records with respect to any Lease, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman's title chain;

(r) defects arising from prior oil and gas leases relating to the Leases that are not surrendered or released of record;

(s) mortgages that are unenforceable under applicable statutes of limitations;

(t) defects based on the failure to record releases of liens;

(u) defects based on omission of affidavits of identity; and

(v) that certain Assignment of Overriding Royalty dated February 14, 2012, from Seller, as "Assignor," to BayCorp Resources, LLC, et al, collectively, as "Assignee," pursuant to which an overriding royalty interest equal to 4% of 8/8ths of all of the oil, gas, hydrocarbons and other minerals (of every kind and character and whether similar or dissimilar to the aforementioned minerals) produced and saved from or attributable or allocable to the Leases was conveyed to such Assignee.

4.3 Title Defect. The term "Title Defect" means with respect to a Lease any lien, encumbrance, adverse claim, default, expiration, failure, defect in or objection to real property title, other than Permitted Encumbrances, that alone or in combination with other defects renders Seller's title to such Lease less than Defensible Title.

4.4 Defect Value. "Defect Value" means the following:

(a) If the Title Defect is a lien or encumbrance on the Asset, the Defect Value shall be the cost of removing such lien or encumbrance, not to exceed the Allocated Value of the affected Lease.

(b) If the Title Defect is an actual reduction in NRI below 78%, the Defect Value shall be the Allocated Value for the affected Lease multiplied by a fraction, the numerator of which is the reduction in NRI and the denominator of which is 78% (e.g., if the actual NRI is 75%; then the Defect Value would be 3/78ths of the Allocated Value).

(c) If the Title Defect is that the actual Net Acres covered by the Lease is less than the number of Net Acres set forth in Exhibit A for such Lease, the Defect Value shall be an amount equal to such difference in Net Acres *multiplied by* the Per Acre Price.

4.5 Notice of Title Defects. On or before June 22, 2012 (the "Defect Notice Date"), Buyer shall deliver to Seller a written notice of Title Defects describing in reasonable detail (i) each Title Defect, (ii) the basis of such Title Defect and (iii) Buyer's good faith estimate of the reduction in the affected Lease's Allocated Value caused by such Title Defect ("Title Defect Value"), and including all supporting documents reasonably necessary for Seller (or a title attorney retained by Seller) to verify the existence of such Title Defect, including, without limitation, the title opinions, other reports of experts and/or other documentation on which the assertion of such Title Defect is based. The failure of Buyer to timely notify Seller of a Title Defect on or before the Defect Notice Date shall be deemed a waiver by Buyer of such Title Defect.

4.6 Defect Adjustments. If the Assets are affected by Title Defects that have not been waived by Buyer or cured by Seller before Closing (excluding any Leases excluded pursuant to the last sentence of this Section 4.6, Section 4.7 or Section 4.8) with an aggregate Defect Value in excess of five percent (5%) of the Purchase Price (the "Title Deductible"), the Purchase Price will be reduced under Section 2.2 by the amount by which such aggregate Defect Values exceed the Title Deductible. Seller shall have the right to elect (at or prior to Closing) to exclude and retain any Lease affected by Title Defects, in which event such Lease shall be excluded from the Assets to be assigned to Buyer at the Closing and the Purchase Price shall be reduced by an

amount equal to the Per Acre Price multiplied by the number of Net Acres for such excluded Lease.

4.7 Unresolved Title Disputes. If, by the Closing Date, the Parties have not resolved any dispute regarding (i) the existence and scope of a Title Defect, (ii) the amount of the Defect Value, or (iii) the adequacy of Seller's Title Defect curative materials, then the affected Lease(s) shall be retained by Seller and excluded from the Assets to be assigned to Buyer at the Closing and the Purchase Price shall be reduced by an amount equal to the Per Acre Price *multiplied by* the number of Net Acres for such excluded Lease(s) set forth on Exhibit A.

4.8 Consents. Prior to Closing, Seller shall use reasonable efforts to obtain all required consents to assignment of the Leases. If Buyer discovers properties for which consents to assign are applicable during the course of Buyer's due diligence activities, Buyer shall notify Seller immediately and Seller shall use reasonable efforts to obtain such consents prior to Closing. Except for consents and approvals which are customarily obtained post-Closing, if a consent to assign any Lease has not been obtained as of the Closing Date, then at Buyer's election, the affected Lease(s) shall either be (a) conveyed to Buyer and the respective consents obtained by Buyer post-Closing and Buyer shall assume the risk of not obtaining such consents (provided that, after Closing, Seller shall continue to cooperate with Buyer to obtain such consent), or (b) retained by Seller and the Purchase Price shall be reduced by the Allocated Value of such Lease.

ARTICLE 5
SELLER'S REPRESENTATIONS AND WARRANTIES

Seller makes the following representations and warranties as of the date of the Agreement and again as of the Closing Date:

5.1 Status. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Power. Seller has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of Seller's governing documents, or any material provision of any agreement or instrument to which Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

5.3 Authorization and Enforceability. This Agreement constitutes Seller's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.4 Liability for Brokers' Fees. Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

5.5 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, threatened against Seller.

5.6 Litigation. There are no actions or suits pending against Seller with respect to the Assets and, to Seller's knowledge, there is no proceeding, claim or investigation pending or threatened with respect to the Assets.

5.7 Lease Status/Rentals. Seller has not received a written notice of any request or demand for payments, adjustments of payments or performance pursuant to obligations under the Leases that is still outstanding. Seller has not received a written notice of default with respect to the payment or calculation of rentals that has not been cured.

5.8 Accuracy of the Records. Seller makes no representations or warranties regarding the accuracy or completeness of any of the Records; *provided, however*, Seller does represent that (i) all of the Records are files, or copies thereof, that Seller has used in the ordinary course of operating and owning the Leases, (ii) Seller has made, or prior to Closing will make, all Records in its possession available to Buyer and (iii) Seller has not intentionally withheld any of the Records from Buyer.

5.9 Compliance With Laws. Seller has not received written notice from any governmental agency that Seller's ownership or operation of the Assets is in violation of any applicable federal, state and local laws, including environmental laws, in any material respect.

5.10 No Operations. Seller has not conducted oil and gas exploration, development or production operations on the Leases, or any lands pooled or unitized therewith.

ARTICLE 6
BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer makes the following representations and warranties as of the date of the Agreement and again as of the Closing Date:

6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to carry on its business in Montana.

6.2 Power. Buyer has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Closing Date, violate, or be in conflict with, any material provision of Buyer's governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

6.3 Authorization and Enforceability. This Agreement constitutes Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

6.4 Liability for Brokers' Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

6.5 No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, threatened against Buyer.

6.6 Financial Resources. Buyer has the financial resources on hand and immediately available to close the transaction contemplated by this Agreement without financing.

6.7 Buyer's Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Buyer has been advised by and has relied solely upon its own expertise in legal, tax and other professional counsel concerning the transaction contemplated by this Agreement, the Assets and the value thereof.

6.8 Qualified to Hold Leases. Buyer is eligible under all applicable laws and regulations to own the Assets.

ARTICLE 7
COVENANTS AND AGREEMENTS

Seller covenants and agrees with Buyer that, from the date of execution hereof until the Closing Date, Seller shall not (i) commit to drill any wells on the lands covered by the Leases or conduct any oil and gas exploration, development or production operations on the Leases, or any lands pooled or unitized therewith; (ii) abandon any part of the Assets (except the abandonment of Leases upon the expiration of their respective primary terms); (iii) sell, transfer, assign, convey or otherwise dispose of any of the Assets, or any interest therein; (iv) enter into any farmout agreement, farmin agreement or any other contract affecting the Assets; (v) modify or terminate any Lease; or (vi) create any lien, security interest or encumbrance on the Assets, the oil or gas attributable to the Assets, or the proceeds thereof.

ARTICLE 8
CONDITIONS PRECEDENT TO CLOSING

8.1 Seller's Conditions. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all material respects;

(b) Buyer stands ready, willing and able to close the transactions contemplated by this Agreement; and

(c) No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at Closing.

8.2 Buyer's Conditions. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to Closing of the following conditions precedent:

(a) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing, and Seller shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing in all material respects;

(b) Seller stands ready, willing and able to close the transactions contemplated by this Agreement, and

(c) No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing.

ARTICLE 9
RIGHT OF TERMINATION

9.1 Termination. This Agreement may be terminated only in accordance with the following provisions:

(a) by Seller if the conditions set forth in Section 8.1 are not satisfied, through no fault of Seller, or waived by Seller in writing, by July 20, 2012;

(b) by Buyer if the conditions set forth in Section 8.2 are not satisfied, through no fault of Buyer, or waived by Buyer in writing, by July 20, 2012; or

(c) by the mutual written agreement of Buyer and Seller;

provided, however, that neither Party shall have the right to terminate this Agreement pursuant to clause (a) or (b) above if such Party is at such time in material breach of any provision of this Agreement.

9.2 Liabilities Upon Termination.

(a) Buyer's Default. If Closing does not occur by July 20, 2012 because Buyer wrongfully fails to tender performance at Closing or otherwise materially breaches this Agreement prior to Closing, and if Seller is not in material default under this Agreement and is ready, willing and able to Close, Seller shall be entitled to pursue all rights and remedies available at law or in equity. Buyer's failure to close shall not be considered wrongful if Buyer's conditions under Section 8.2 are not satisfied through no fault of Buyer and are not waived by Buyer.

(b) Seller's Default. If Closing does not occur by July 20, 2012 because Seller wrongfully fails to tender performance at Closing or otherwise materially breaches this Agreement prior to Closing, and Buyer is not in material default under this Agreement and is ready, willing and able to Close, Buyer shall be entitled to seek specific performance as its sole and exclusive remedy, with all other remedies being hereby waiver by Buyer. Seller's failure to close shall not be considered wrongful if Seller's conditions under Section 8.1 are not satisfied through no fault of Seller and are not waived by Seller.

(c) Other Termination. If this Agreement is terminated by mutual agreement of the Parties pursuant to Section 9.2(c), each Party shall be released from any and all liability for termination of this Agreement.

ARTICLE 10
CLOSING

10.1 Closing. The "Closing" of the transaction contemplated hereby shall be held on July 20, 2012, or such other date as the Parties may agree, at the offices of Locke Lord LLP, 600 Travis Street, Suite 2800, Houston, Texas. The date the Closing actually occurs is referred to herein as the "Closing Date."

10.2 Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Assignment and Conveyance. Seller and Buyer shall execute, acknowledge and deliver to Buyer an Assignment and Conveyance of the Assets, except for any Leases which shall not be conveyed at Closing pursuant to Section 4.6, Section 4.7 or Section 4.8, substantially in the form of Exhibit B (the "Assignment").

(b) Settlement Statement. Seller and Buyer shall execute the Settlement Statement.

(c) Closing Amount. Buyer shall deliver to Seller the Closing Amount by wire transfer in immediately available funds, according to the wire instructions provided by Seller.

(d) Non-Foreign Status. Seller shall execute and deliver to Buyer an affidavit of non-foreign status and no requirement for withholding under Section 1445 of the Code.

(e) Possession. Seller shall deliver to Buyer possession of the Assets.

ARTICLE 11
POST-CLOSING OBLIGATIONS

11.1 Records. Seller shall make the originals of the Records available for pick-up by Buyer within ten (10) business days after the Closing Date. Seller may retain copies of the Records, and Seller shall have the right to review and copy the Records during standard business hours upon reasonable notice for so long as Buyer retains the Records. Buyer agrees that the Records will be maintained in compliance with all applicable laws governing document retention.

11.2 Transfer Taxes and Recording Fees. Buyer shall pay all sales, transfer, use or similar taxes occasioned by the sale or transfer of the Leases and all documentary, transfer, filing, licensing, and recording fees required in connection with the processing, filing, licensing or recording of any assignments.

11.3 Further Assurances. From time to time after Closing, Seller and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the transactions contemplated by this Agreement, including assurances that Seller and Buyer are financially capable of performing any indemnification required hereunder.

ARTICLE 12
ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION; DISCLAIMERS

12.1 Buyer's Assumption of Liabilities and Obligations. Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the ownership or operation of the Assets (including those arising under environmental laws) whether attributable to periods before, on or after the Effective Time (collectively, the "Assumed Liabilities").

12.2 Indemnification.

(a) Losses. "Losses" shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the indemnified party indemnifying a third party, except to the extent the indemnified party suffers such damages to a third party (other than as a result of the indemnified party's indemnification of such third party).

(b) Seller's Indemnification of Buyer. If the Closing occurs, Seller shall defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with any breach by Seller of this Agreement; *provided, however,* (i) Seller shall have no liability to Buyer for any claim by Buyer for breach of Sections 5.6, 5.7, 5.8, 5.9 or 5.10 that is not made within six (6) months after the Closing Date, and (ii) Seller's aggregate liability for all claims made by Buyer under this Section 12.2(b) or otherwise under this Agreement shall not exceed the Purchase Price.

(c) Buyer's Indemnification of Seller. If the Closing occurs, Buyer assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Seller, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Assumed Liabilities, and (ii) any breach by Buyer of this Agreement.

12.3 No Insurance; Subrogation. The indemnifications provided in this Article 12 shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns, including, without limitation, any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from its respective insurers.

12.4 Reservation as to Non-Parties. Nothing herein is intended to limit or otherwise waive any recourse Buyer or Seller may have against any non-party for any obligations or liabilities that may be incurred with respect to the Assets.

ARTICLE 13
MISCELLANEOUS

13.1 Exhibits. The Exhibits to this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

13.2 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions

contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, including, without limitation, engineering, land, title, legal and accounting fees, costs and expenses.

13.3 Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if sent by e-mail, when received, (iii) if mailed, five business days after mailing, certified mail, return receipt requested, or (iv) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

If to Seller:

Granite Group Energy, LLC
1 New Hampshire Avenue, Suite 207
Portsmouth, New Hampshire 03801
Attn: Frank W. Getman Jr.
Telephone: (603) 766-8718
E-mail: fgetman@baycorpholdings.com

If to Buyer:

Cress Oil, Inc.
3845 FM 1960 West, Suite 300
Houston, TX 77068
Attn: Atul Trivedi, CEO
Telephone: (281) 277-0521
E-mail: atult145@gmail.com

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.

13.4 Amendments. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

13.5 Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

13.6 Counterparts/Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Fax or .pdf signatures shall be considered binding.

13.7 References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals

or entities. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, limited liability company, court, agency, government, board, commission, estate or other entity or authority.

13.8 Governing Law; Waiver of Jury Trial. This Agreement and the transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Texas, without regard to its conflicts of laws rules; *provided, however,* the laws of the State where the Leases are located shall control this Agreement and the Assignment with respect to conveyancing matters and other real property matters necessarily subject to the laws of the State where the Leases are located. **EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.**

13.9 Entire Agreement. This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

13.10 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

13.11 Survival. The representations, warranties, indemnities and covenants contained in this Agreement shall survive Closing indefinitely, provided that the representations and warranties contained in Sections 5.6, 5.7, 5.8, 5.9 and 5.10 shall terminate six (6) months after the Closing Date.

13.12 No Third-Party Beneficiaries. This Agreement is intended only to benefit the Parties and their respective permitted successors and assigns.

13.13 Waiver. The waiver or failure of either Party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

13.14 Limitation on Damages. The Parties expressly waive any and all rights to consequential, special, incidental, punitive or exemplary damages, or loss of profits resulting from any breach of this Agreement.

13.15 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

13.16 Announcements. Except as and to the extent required by law, neither Buyer nor Seller will make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a transaction between the Parties or any of the terms, conditions, or other aspects of this Agreement or the transaction contemplated thereby, without the prior written consent of the other; *provided, however*, if a Party is required to make such public announcement or statement by law or under the rules and regulations of the New York Stock Exchange (or other public stock exchange of similar reputation and standing) on which the shares of such Party or any of its Affiliates are listed, then the same may be made without the approval of the other Party. The opinion of counsel of the Party making such announcement or statement shall be conclusive evidence of such requirement by law or rules or regulations.

[signatures on next page]

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the Effective Date.

SELLER:

GRANITE GROUP ENERGY, LLC

By:______________________________
Name: Frank W. Getman Jr.
Title: President of BayCorp Resources, LLC, Its Manager

BUYER:

CRESS OIL, INC.

By:______________________________
Name: ~~Atul Trivedi~~ Cress Kathleen Hamefa
Title: CEO

EXHIBIT A

LEASES

TRACT NO.	ALLOTMENT NO.	LEASE DATE	DESCRIPTION	ACRES
14-20-0256-1055	3184	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 17: NW1/4 NE1/4; S1/2 NE1/4	120.000
14-20-0256-1051	3896	7/23/10	Township 30 North, Range 48 E, P.M.M., Section 29: NE1/4 SW1/4; SE1/4 SW1/4; SW1/4 SW1/4	120.000
14-20-0256-1051	3896	7/23/10	Township 30 North, Range 48 E, P.M.M., Section 3: Lot 1 = NE NE	39.780
14-20-0256-1051	3896	7/23/10	Township 30 North, Range 48 E, P.M.M., Section 32: NW1/4 NE1/4; SW1/4 NE1/4	80.000
14-20-0256-1051	3896	7/23/10	Township 30 North, Range 48 E, P.M.M., Section 4: Lot 1 = NE NE, Lot 4 = NW NW	79.340
14-20-0256-1050	M1837	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 33: E 1/2	320.000
14-20-0256-1054	M 3976	7/23/10	Township 30 North, Range 47 E, P.M.M., Section 27: NE1/4 SE1/4; SE1/4 SE1/4; SW1/4 SE1/4;	120.000
14-20-0256-1054	M 3976	7/23/10	Township 30 North, Range 47 E, P.M.M., Section 35: NE1/4 NW1/4; NW1/4 NW1/4; SW1/4 NE1/4	120.000
14-20-0256-1056	M 4019	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 10: SE1/4 SE1/4,	40.000
14-20-0256-1056	M 4019	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 11: SE1/4 NW1/4; SW1/4 SW1/4;	80.000
14-20-0256-1056	M 4019	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 21: N1/2 SW1/4; SE1/4 SW1/4	120.000
14-20-0256-1058	431	8/4/10	Township 29 North, Range 49 E, P.M.M., Section 29: N 1/2	320.000
14-20-0256-1095	3291	8/2/10	Township 29 North, Range 48 E, P.M.M., Secton 6: Lot 3 = NE NW; NE1/4 SW1/4, Lot 2 = NW NE; NW1/4 SE1/4; SE1/4 NW1/4; SE1/4 SW1/4; SW1/4 NE1/4; SW1/4 SE1/4	319.990
14-20-0256-1097	3968	8/12/10	Township 30 North, Range 47 E, P.M.M., Section 23: NW1/3 SE1/4; SE1/4 NW1/4; SW1/4; SW1/4 NE1/4; SW1/4 SE1/4	320.000
14-20-0256-1103	948	8/4/10	Township 28 North, Range 50 E, P.M.M., Section 28: N1/2 S1/2 SE1/4 SW1/4; N1/2 SE1/4 SW1/4; NE1/4 SW1/4; NW1/4; NW1/4 SW1/4; SE1/4 SW1/4 SE1/4 SW; SW1/4 SE1/4 SE1/4 SW1/4	275.000
14-20-0256-1094	3232	8/6/10	Township 30 North, Range 47 E, P.M.M., Section 36: S1/2	320.000
14-20-0256-1105	M-2125	8/6/10	Township 29 North, Range 49 E, P.M.M., Section 31: E1/2 NW1/4; NE1/4; Lot 1= NW NW; Lot 2 = SW NW	319.860
14-20-0256-1107	435	8/4/10	Township 27 North, Range 49 E, P.M.M., Section 4: SE 1/4 SE 1/4	40.000

TRACT NO.	ALLOTMENT NO.	LEASE DATE	DESCRIPTION	ACRES
14-20-0256-1100	435	8/4/10	Township 29 North, Range 49 E, P.M.M., Section 30: E 1/2 SW 1/4; Lot 3 = NW SW; SE; Lot 4 = SW SW	319.600
14-20-0256-1131	1102	8/19/10	Township 29 North, Range 48 E, P.M.M., Section 31: E1/2 NW1/4; NE1/4; Lot 1 = NW1/4 NW1/4; Lot 2 = SW1/4 NW1/4	319.820
14-20-0256-1130	1102	8/19/10	Township 27 North, Range 48 E, P.M.M., Section 17: SE1/4 SW1/4	40.000
14-20-0256-1146	M-3942	8/26/10	Township 31 North, Range 48 E, P.M.M., Section 35: SE¼ SW¼	40.000
14-20-0256-1145	M-3942	8/26/10	Township 30 North, Range 48 E, P.M.M., Section 1: N1/2 SE¼; Lot 3 = NE¼ NW¼; Lot 2 = NW¼ NE¼; SE¼ NW¼; SE¼ SE¼; SW¼ NE¼	279.620
14-20-0256-1123	M-430	8/26/10	Township 29 North, Range 48 E, P.M.M., Section 25: N1/2	320.000
14-20-0256-1118	185	8/9/10	Township 28 North, Range 50 E, P.M.M., Section 30: E1/2 SW1/4; Lot 3 = NW1/4 SW1/4; SE1/4 NW1/4, Lot 4 = SW1/4 SW1/4	192.040
14-20-0256-1134	2258	8/17/10	Township 30 North, Range 47 E, P.M.M., Section 1: Lot 3 = NE NW; Lot 4 = NW NW; SE NW; SW; SW NW	320.960
14-20-0256-1135	2576	8/23/10	Township 29 North, Range 48E, P.M.M., Section 1: Lot 3=NE1/4 NW1/4; Lot 4 = NW1/4 NW1/4; S1/2 NW1/4; SW1/4	320.300
14-20-0256-1138	3452	8/19/10	Township 30 North, Range 48 E, P.M.M., Section 6: SE1/4; SE1/4 NE1/4; SE1/4 NW1/4; SW1/4 NE1/4; Lot 5 = SW1/4 NW1/4	316.820
14-20-0256-1137	3452	8/19/10	Township 29 North, Range 54 E, P.M.M., Section 6: Lot 7 = SW SW	38.520
14-20-0256-1142	3688	8/12/10	Township 30 North, Range 47 E, P.M.M., Section 4: Lot 2 = NW1/4 NE1/4; NW1/4 SE1/4; SW1/4; SW1/4 NE1/4; SW1/4 SE1/4	320.520
14-20-0256-1124	458-A	8/26/10	Township 28 North, Range 50 E, P.M.M., Section 35: NW 1/2 SW 1/4, N 1/2 SW 1/4 SW 1/4, N 1/2 SE 1/4 SW 1/4 SW 1/4, SW 1/4 SE 1/4 SW 1/4 SW 1/4, N 1/2 SE 1/4 SW 1/4, SW 1/4 SE 1/4 SW 1/4, N 1/2 SE 1/4 SE 1/4 SW 1/4 and Metes and Bounds: 0.50 acres in SE 1/4 SE 1/4 SW 1/4 (less 2.00 acres described in tract 458-D), Containing after said exception, 143.00 acres, more or less	143.000
141-20-0256-1132	M-1104-B	8/19/10	Township 27 North, Range 48 E, P.M.M., Section 17: NE¼ SW¼	40.000
14-20-0256-1133	M-2056	8/6/10	Township 30 North, Range 47 E, P.M.M., Section 23: NE¼ NE¼; NE¼ SE¼; NW¼ NE¼; SE¼ NE¼; SE¼ SE¼;	200.000
14-20-0256-1133	M2056	8/6/10	Township 30 North, Range 47 E, P.M.M., Section 25: NW1/4 NW1/4	40.000

TRACT NO.	ALLOTMENT NO.	LEASE DATE	DESCRIPTION	ACRES
14-20-0256-1119	M-237	8/11/10	Township 29 North, Range 49 E, P.M.M., Section 2: Lot 1 = NE¼ NE¼, Lot 2 = NW¼ NE¼; S1/2 NE¼; SE¼	318.300
14-20-0256-1120	M-239-A	8/3/10	Township 29 North, Range 49 East, P.M.M., Section 3: Lot 1 = NE¼ NE¼, Lot 2 = NW¼ NE¼; S1/2 NE¼; SE¼	318.820
14-20-0256-1121	M-264	8/9/10	Township 28 North, Range 50 E, P.M.M., Section 32: NE¼; NE¼ NW¼	200.000
14-20-0256-1140	M-3595-B	8/26/10	Township 30 North, Range 48 E, P.M.M., Section 8: N1/2 NW1/4; SW1/4 NW¼	120.000
14-20-0256-1140	M-3595-B	8/26/10	Township 30 North, Range 48 E, P.M.M., Section 5: SW¼; SW¼ NW¼	200.000
14-20-0256-1144	M-3851	8/19/10	Township 29 North, Range 48 E, P.M.M., Section 33: SW¼; W1/2 SE¼	240.000
14-20-0256-1144	M-3851	8/19/10	Township 29 North, Range 48 E, P.M.M., Section 32: E1/2 SE¼	80.000
14-20-0256-1122	M-430	8/26/10	Township 27 North, Range 49 E, P.M.M., Section 10: E1/2 NW¼ SE¼	20.000
14-20-0256-1128	M-967	9/10/10	Township 28 North, Range 50 East, P.M.M., Section 22: E1/2	320.000
14-20-0256-1129	M-968	8/23/10	Township 28 North, Range 50 East, P.M.M., Section 22: W1/2	320.000
14-20-0256-1126	M741-A	9/6/10	Township 28 North,Range 50E, PMM, Section 30: S1/2 SE 1/4; and Section 31: N½ NE¼ SE¼,N½ SE¼ NE¼ SE¼, N½ SE¼ SE¼, NE¼, NE¼ NW¼ SE¼	312.500
14-20-0256-1143	M3704A	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 10: W1/2 NW¼	80.000
14-20-0256-1143	M3704A	7/23/10	Township 29 North, Range 49 E, P.M.M., Secton 9: E1/2 NE¼	80.000
14-20-0256-1136	2883	8/6/10	Township 29 North, Range 49 E, P.M.M., Section 21: NW¼	160.000
14-20-0256-1136	2883	8/6/10	Township 29 North, Range 49 E, P.M.M., Section 20: N½ SE¼; S½ NE ¼	160.000
14-20-0256-1139	3511-A	8/6/10	Township 30 North, Range 51 E, P.M.M., Section 29: SE¼ NE¼	40.000
14-20-0256-1141	M-3618	8/9/10	Township 30 North, Range 48 E, P.M.M., Section 3: SE¼ NE¼	40.000
14-20-0256-1141	M-3618	8/9/10	Township 30 North, Range 48 E, P.M.M., Section 2: S NW¼; SW¼; SE¼ NE¼	280.000
14-20-0256-1147	M-3964	8/4/10	Township 29 North, Range 48 E, P.M.M., Section 27: S 1/2 SW 1/4	80.000
14-20-0256-1147	M-3964	8/4/10	Township 29 North, Range 48 E, P.M.M., Section 36: E 1/2 N 1/2	160.000
14-20-0256-1147	M-3964	8/4/10	Township 29 North, Range 48 E, P.M.M., Section 28: S 1/2 SE 1/4	80.000
14-20-0256-1049	M3937A	7/23/10	Township 28 North, Range 49 E, P.M.M., Section 31: Lot 3 = NW SW, Lot 2 = SW NW	73.120
14-20-0256-1052	M3937A	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 28: S1/2 SE1/2	80.000

TRACT NO.	ALLOTMENT NO.	LEASE DATE	DESCRIPTION	ACRES
14-20-0256-1101	434	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 30: E 1/2 NW 1/4; Lot 1 = NW NW; Lot 2 = SW NW	159.400
14-20-0256-1149	155	9/10/10	Township 27 North, Range 50 East, P.M.M., Section 5: SE1/4 SE1/4	40.000
14-20-0256-1148	M-827-A	8/9/10	Township 28 North, Range 50 East, P.M.M., Section 26: NW¼	160.000
14-20-0256-1104	M-1103-B	8/4/10	Township 29 North, Range 48 E, P.M.M., Section 31: E 1/2 SW 1/4, SE1/4; Lot 3 = NW SW; SE; Lot 4 = SW SW	319.940
14-20-0256-1046	M3937B	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 17: E1/2 SE1/4	80.000
14-20-0256-1047	M3937C	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 17: NW1/4SE1/4	40.000
14-20-0256-1048	M3937D	7/23/10	Township 29 North, Range 49 E, P.M.M., Section 16: NW1/4 SW1/4	40.000
14-20-0256-1106	M-305-A	8/19/10	Township 29 North, Range 49 E, P.M.M., Section 15: NW1/4	160.000
14-20-0256-1099	M-433-B	8/19/10	Township 29 North, Range 49 E, P.M.M., Section 29: S1/2	320.000
MINERAL LEASE	MINERAL LEASE	10/28/10	Township 28 North, Range 50 East, Section 6, Lots 1, 2 E/2 and containing 320.24 acres more or less	320.240
MINERAL LEASE	MINERAL LEASE	10/28/10	Township 28 North, Range 50 East, Section 29, E/2 and containing 320 acres more or less	320.000
14-20-0256-1098	M303A	8/19/10	Township 29 North, Range 49 E, P.M.M., Section 16: NE1/4; SE1/4	320.000
14-20-0256-1182	M-95-D	9/30/10	Township 28 North, Range 50 East, P.M.M., Section 17: N½ SE¼ NW¼; NE¼ NW¼	60.000
14-20-0256-1187	2136	10/5/10	Township 30 North, Range 48 East, P.M.M. Section 22: S½ SW¼ and Township 30 North, Range 48 East, P.M.M. Section 27: NW¼; S½ NE¼	320.000
14-20-0256-1179	96-A	8/4/10	Township 28 North, Range 50 E, P.M.M., Section 18: NE¼; SE¼	320.000
14-20-0256-1180	92-A	8/4/10	Township 28 North, Range 50 E, P.M.M., Section 19: SE 1/4	160.000
14-20-0256-1185	M-95-E	9/30/10	Township 28 North, Range 50 East, P.M.M., Section 17: SE¼ SW¼	40.000
14-20-0256-1181	M-95	9/30/10	Township 28 North, Range 50 East, P.M.M., Section 17: NE¼ SW¼; S½ SE¼ NW¼	60.000
14-20-0256-1186	M-1897	10/5/10	Township 29 North, Range 49 East, P.M.M., Section 35: E 1/2	320.000
14-20-0256-1184	M-3689	10/7/10	Township 30 North, Range 48 East, P.M.M., Section 15: SE¼ SE¼. Township 30 North, Range 48 East, P.M.M., Section 22: N½ SE¼; NE¼. Township 30 North, Range 48 East, P.M.M., Section 23: NW¼ NW¼	320.000
14-20-0256-1183	3988	10/6/10	Township 29 North, Range 48 East, P.M.M., Section 2: NE¼ SE¼; SE¼ NE¼	80.000

TRACT NO.	ALLOTMENT NO.	LEASE DATE	DESCRIPTION	ACRES
14-20-0256-1188	3561	10/5/10	Township 29 North, Range 48 East, P.M.M., Section 2: N½ SW¼; N½ SW¼ SW¼; N½ SW¼ SW¼ SW¼; SE¼ SW¼; SE¼ SW¼ SW¼; SE¼ SW¼ SW¼ SW¼	157.500
14-20-0256-1188	3561	10/5/10	Township 29 North, Range 49 East, P.M.M., Section 6: E 1/4	160.000
14-20-0256-1176	3516	10/6/10	Township 30 North, Range 48 East, P.M.M. Section 17: NW¼ NE¼; NW¼ SE¼; SW¼ NE¼; SW¼ SE¼	160.000
14-20-0256-1151	2445	8/6/10	Township 30 North, Range 47 E, P.M.M., Section 25: NE1/4 SE1/4; NW1/4 SE1/4; SW1/4	280.000
14-20-0256-1127	786	8/6/10	Township 29 North, Range 48 E, P.M.M., Section 27: SE¼	160.000
14-20-0256-1127	786	8/6/10	Township 29 North, Range 48 E, P.M.M., Section 26: SW¼	160.000
14-20-0256-1177	746	10/6/10	Township 29 North, Range 49 East, P.M.M., Section 5: Lot 1 = NE 1/4 NE 1/4; Lot 2 = NE¼ NW¼; Lot 3 = NW¼ NE¼; Lot 4= NW¼ NW¼; S1/2 N 1/2	319.000
14-20-0256-1215	4041	8/12/10	Township 30 North, Range 47 E, P.M.M., Section 4: NE1/4 SE1/4; SE1/4 NE1/4; SE1/4 SE1/4	120.000
14-20-0256-1215	4041	8/12/10	Township 30 North, Range 47 E, P.M.M., Section 3: NW1/4 SE1/4; SE1/4 SW1/4; SW1/4 NE1/4; SW1/4 SE1/4; SW1/4 SW1/4	200.000
14-20-0256-1096	M-3729	8/6/10	Township 30 North, Range 48 E, P.M.M., Section 4: SW1/4 NW1/4	40.000
14-20-0256-1245	1105	9/10/10	Township 27 North, Range 47 East, P.M.M., Section 28: Lot 14 = SW1/4 SW1/4 NE1/4	17.300
14-20-0256-1246	1105	9/10/10	Township 29 North, Range 48 E, P.M.M., Section 30: E1/2 SW1/4; Lot 3 = NW1/4 SW1/4; SE1/4, Lot 4 = SW1/4 SW1/4	319.700
14-20-0256-1247	M-3655	10/25/10	Township 30 North, Range 47 East, P.M.M., Section 20: SW; SW NW Township 30 North Range 47 East, P.M. M., Section 29: E NW; NW NW	320.000
14-20-0256-1248	3936	10/6/10	Township 30 North, Range 48 Eeast, P.M.M., Section 13: N SE; SE SE Township 30 North, Range 48 East, P.M.M., Section 14: NE NE and Township 30 North, Range 48 East, P.M.M., Section 24: NE	320.000
14-20-0256-1308	M-828	8/11/10	Township 28 North, Range 50 East, P.M.M., Section 26: SW	160.000
14-20-0256-1307	M-3315	10/12/10	Township 30 North, Range 47 East, P.M.M., Section 22: W SW. Township 30 North, Range 47 East, P.M.M., Section 27: W W. Township 30 North, Range 47 East, P.M.M., Section 28: E SE	320.000
14-20-0256-1285	3777	10/6/10	Township 30 North, Range 48 East, P.M.M. Section 15: S SW and Township 30 North, Range 48 East, P.M.M. Section 22:N SW;NW	320.000

TRACT NO.	ALLOTMENT NO.	LEASE DATE	DESCRIPTION	ACRES
14-20-0256-1312	M-2567-B	9/30/10	Township 28 North, Range 50 East., P.M.M. Section 32: S NW	80.000
14-20-0256-1310	185-A	10/19/10	Township 28 North, Range 50 East, P.M.M., Section 31: E NW; Lot 1= NW NW; Lot 2= SW NW	152.350
14-20-0256-1311	M-565-B	10/11/10	Township 28 North, Range 50 East, P.M.M., Section 34: N NW; NW SW; SW NW; W E SW SW; W W SE NW	180.000
14-20-0256-1314	M3306-A	10/5/10	Township 29 North, Range 48 East, P.M.M., Section 7: SE SW and Township 29 North, Range 48 East, P.M.M. Section 18: E NW; Lot 2=SW NW	159.380
14-20-0256-1352	3848	8/23/10	Township 30, Range 48 East, P.M.M., Section 6: Lot 1 = NE NE; Lot 2 = NWNE; Township 30 North Range 48 East., P.M.M., Section 15: NW NW; NW SW; SSE NW; SW NW; Township 30 North Range 48 East, P.M.M., Section 16: NE NE; NW NE	319.260
14-20-0256-1150	M-3518	8/6/10	Township 29 North, Range 48 E, P.M.M., Section 16: N1/2 SW¼; S¼ NW¼; SE¼ SW¼; Township 29 North, Range 48 E, P.M.M., Section 21: NE¼ NE¼	240.000
14-20-0256-1156	M-3833	8/12/10	Township 30 North, Range 48 E, P.M.M., Section 16: S NE; SE	240.000
14-20-0256-1353	3306	10/19/10	Township 29 North, Range 48 East, P.M.M., Section 7: NE NW; Township 29 North, Range 48 East, P.M.M . Section 18: N NE; NE SW	160.000
14-20-0256-1102	458-C	8/9/10	Township 28 North, Range 50 E, P.M.M., Section 35: NW1/4	160.000
14-20-0256-1158	3334	8/26/10	Township 30 North, Range 47 E, P.M.M., Section 14: SW	160.000
14-20-0256-1158	3334	8/26/10	Township 30 North, Range 47 E, P.M.M., Section 15: SE	160.000
14-20-0256-1125	M-603	8/3/10	Township 29 North, Range 49 East, P.M.M., Section 14: E1/2	320.000
14-20-0256-1455	M2410-A	8/23/10	Township 30 North, Range 48 East, P.M.M., Section 16: SW; SW NW	200.000
14-20-0256-1454	M2410	8/23/10	Township 30 North, Range 48 East, P.M.M. Section 17: E SE; SE NE	120.000
14-20-0256-1313	M-3125-A	10/28/10	Township 30 North, Range 47 East, P.M.M., Section 26: W	320.000
14-20-0256-1934	162-A	10/20/10	Township 28 North, Range 50 East, P.M.M., Section 9: SE	160.000
14-20-0256-1153	3532	8/17/10	Township 30 North, Range 48 E, P.M.M., Section 11: N1/2 NW1/4; N1/2 SE1/4; NE1/4	320.000
			TOTAL	**21,111.98**

EXHIBIT B

ASSIGNMENT AND CONVEYANCE

This Assignment and Conveyance (the "Assignment") dated effective as of 7:00 a.m., Mountain Time, on May 1, 2012, is by and between **Granite Group Energy, LLC**, a Delaware limited liability company ("Assignor"), whose address is 1 New Hampshire Avenue, Suite 207, Portsmouth, New Hampshire 03801, and **Cress Oil, Inc.**, a Texas corporation ("Assignee"), whose address is 3845 FM 1960 West, Suite 300, Houston, TX 77068.

For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms, conditions and reservations contained herein, Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assets"):

(a) The oil and gas leases (as amended, supplemented or modified through the Effective Time) described in Exhibit A (collectively, the "Leases"); and

(b) To the extent transferable and in Assignor's possession, all of Assignor's land records, lease records, contract files, title records (including abstracts of title, title opinions and memoranda, title curative documents and broker run sheets) and other records relating to the items described in (a) above but excluding (i) any seismic, geological, geophysical and interpretative data or information, (ii) any information covered by the attorney-client or attorney work-product privilege or confidentiality restrictions that prevent their disclosure to Assignee and (iii) any information, data and records relating to any sale of the Assets, including bids received from, and records of negotiations with, any person or entity other than Assignee (collectively, the "Records").

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to the terms, conditions and reservations contained herein.

Assignor agrees to warrant and forever defend title to the Assets unto Assignee against the claims and demands of all persons claiming, or to claim the same, or any part thereof, by, through or under Assignor, but not otherwise (provided that failure to make a delay rental or similar payment to extend a Lease shall not constitute a breach of this warranty).

This Assignment is made subject to all matters of record, to the extent valid and subsisting, including, without limitation, that certain Assignment of Overriding Royalty dated February 14, 2012, from Assignor, as "Assignor," to BayCorp Resources, LLC, et al, collectively, as "Assignee."

This Assignment is made subject to that certain Purchase and Sale Agreement dated May 11, 2012 by and between Assignor and Assignee (the "Agreement"). The Agreement contains certain representations, warranties and agreements between the parties, some of which survive the delivery of this Assignment, as provided for therein and shall not be merged into this

Assignment or be otherwise negated by the execution or delivery of this Assignment. This Assignment shall not be construed to amend the Agreement or vary the rights or obligations of either Assignor or Assignee from those set forth in the Agreement. All defined terms in this Assignment have the same meaning as set forth in the Agreement.

This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

This Assignment may be executed in several counterparts and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment has been executed by the parties hereto effective as of 7:00 a.m., Mountain Time, on May 1, 2012.

ASSIGNOR:

GRANITE GROUP ENERGY, LLC

By:______________________________
Name: Frank W. Getman Jr.
Title: President of BayCorp Resources, LLC,
Its Manager

ASSIGNEE:

CRESS OIL, INC.

By:______________________________
Name: Atul Trivedi
Title: CEO

STATE OF __________)
) ss:
COUNTY OF ________)

The foregoing instrument was acknowledged before me on this ___ day of [_______], 2012, by ___________, as the Manager of Granite Group Energy, LLC, a Delaware limited liability company, on behalf of such limited liability company.

(SEAL)

____

Notary Public in and for the State of _________

My Commission Expires: _______________

STATE OF __________)
) ss:
COUNTY OF ________)

The foregoing instrument was acknowledged before me on this ___ day of [______], 2012, by _____________ as the ___________ of Cress Oil, Inc., a Texas corporation, on behalf of such corporation.

(SEAL)

____

Notary Public in and for the State of _________

My Commission Expires: _______________